NEWS RELEASE

BlackBerry Provides Long-term Financial Targets

WATERLOO, ONTARIO – May 18, 2022 – BlackBerry Limited (NYSE: BB; TSX: BB) today provided its long-term financial targets in connection with its annual analyst summit event.

The company released the following guidance:

•Revenue Targets:

	FY22 Actual	FY25 Target	FY27 Target	5-year CAGR
	$M	$M	$M	%
IoT*	178	307	443	20%
Cybersecurity	477	579	770	10%

Total BlackBerry**	655	886	1,213	13%

* Excludes potential revenue from BlackBerry IVY™
** Excludes revenue from Licensing & Other for comparability

The Company is targeting:
•An average 100+ basis points increase in non-GAAP gross margin per year to FY27.
•Non-GAAP operating margin of approximately 20% by FY27.
•Investing approximately 30% of revenue on Research & Development in FY23.
•To be modestly non-GAAP EPS and cashflow negative in FY23 due to investment plans.
•To be approaching breakeven non-GAAP EPS and cashflow in FY24.
•To generate positive non-GAAP EPS and cashflow beginning in FY25.

IoT:
•IoT Serviceable Addressable Market (SAM) is expected to grow at approximately 8-12% per year from FY23 to FY26.
•Revenue growth for the IoT business unit is expected to exceed the market growth rate resulting in an increase in market share above the current level of 26% in core automotive domains.
•Revenue from production-based royalties is expected to grow faster than revenue from the pre-production design phase, increasing the portion of total revenue from royalties.
•The SAM for BlackBerry IVY is expected to be approximately $800 million in FY25.
•BlackBerry is targeting its first IVY design wins in FY23.

Cybersecurity:
•The SAMs for endpoint security and managed cybersecurity services are expected to grow at 15% and 14%, respectively, per year to FY27.
•Revenue for the Cybersecurity business unit, excluding UEM, is expected to grow with a 5-year CAGR of approximately 16% to FY27.
•Churn in the UEM customer base is expected to negatively impact revenue and Annual Recurring Revenue (ARR) in FY23, but the impact is expected to become less significant from FY24 onwards.
•Approximately 20% of the UEM customer base is in non-core verticals, and those customers, representing annual revenue in the region of $40 million, are exhibiting higher than average churn.
•Approximately 64% of the Cylance customer base currently buys 1 Cylance module, and approximately 27% buy 2 modules. Management is targeting selling additional modules to these customers.

The presentation used during the financial session of the analyst summit, held at 4pm ET today, can be found on the BlackBerry.com/Investors website here.

A replay of the financial session will also be available on the BlackBerry.com/Investors website at approximately 8pm ET today.

This press release refers to certain non-GAAP measures. The company believes that these non-GAAP measures, which may be defined differently by other companies, explain the company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP. For a reconciliation between the non-GAAP measures used in this presentation and measures determined in accordance with GAAP, and an explanation of why the company uses them, please see the company’s annual report on Form 10-K, which is available on the EDGAR, SEDAR and BlackBerry.com websites.

For more information, follow @BlackBerry on Twitter, Facebook or LinkedIn and view the company’s corporate video which highlights how BlackBerry addresses today’s enterprise security challenges.

About BlackBerry
BlackBerry (NYSE: BB; TSX: BB) provides intelligent security software and services to enterprises and governments around the world. The company secures more than 500M endpoints including over 195M vehicles. Based in Waterloo, Ontario, the company leverages AI and machine learning to deliver innovative solutions in the areas of cybersecurity, safety and data privacy, and is a leader in the areas of endpoint security, endpoint management, encryption, and embedded systems. BlackBerry’s vision is clear - to secure a connected future you can trust.

BlackBerry. Intelligent Security. Everywhere.

For more information, visit BlackBerry.com and follow @BlackBerry.

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Investor Contact:
BlackBerry Investor Relations
+1 (519) 888-7465
investorrelations@blackberry.com

Media Contact:
BlackBerry Media Relations
+1 (519) 597-7273
mediarelations@blackBerry.com

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This news release contains forward-looking statements within the meaning of certain securities laws, including under the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws, including statements regarding BlackBerry’s plans, strategies and objectives including its expectations with respect to increasing and enhancing its product and service offerings.
The words “expect”, “anticipate”, “estimate”, “may”, “will”, “should”, “could”, “intend”, “believe”, “target”, “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are based on estimates and assumptions made by BlackBerry in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors that BlackBerry believes are appropriate in the circumstances, including but not limited to, BlackBerry’s expectations regarding its business, strategy, opportunities and prospects, the launch of new products and services, general economic conditions, the ongoing COVID-19 pandemic, the Russia Ukraine conflict, competition, and BlackBerry’s expectations regarding its financial performance. Many factors could cause BlackBerry’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, risks related to the following factors: BlackBerry’s ability to enhance, develop, introduce or monetize products and services for the enterprise market in a timely manner with competitive pricing, features and performance; BlackBerry’s ability to maintain or expand its customer base for its software and services offerings to grow revenue or achieve sustained profitability; the intense competition faced by BlackBerry; the occurrence or perception of a breach of BlackBerry’s network cybersecurity measures, or an inappropriate disclosure of confidential or personal information; the failure or perceived failure of BlackBerry’s solutions to detect or prevent security vulnerabilities; BlackBerry’s continuing ability to attract new personnel, retain existing key personnel and manage its staffing effectively; litigation against BlackBerry; BlackBerry’s dependence on its relationships with resellers and channel partners; acquisitions, divestitures and other business initiatives; the impact of the COVID-19 pandemic; network disruptions or other business interruptions; BlackBerry’s ability to foster an ecosystem of third-party application developers; BlackBerry’s products and services being dependent upon interoperability with rapidly changing systems provided by third parties; BlackBerry’s ability to obtain rights to use third-party software and its use of open source software; failure to protect BlackBerry’s intellectual property and to earn expected revenues from intellectual property rights; BlackBerry being found to have infringed on the intellectual property rights of others; the substantial asset risk faced by BlackBerry, including the potential for charges related to its long-lived assets and goodwill; BlackBerry’s indebtedness; tax provision changes, the adoption of new tax legislation or exposure to additional tax liabilities; the use and management of user data and personal information; government regulations applicable to BlackBerry’s products and services, including products containing encryption capabilities; environmental, social and governance expectations and standards; the failure of BlackBerry’s suppliers, subcontractors, channel partners and representatives to use acceptable ethical business practices or comply with applicable laws; regulations regarding health and safety, hazardous materials usage and conflict minerals; foreign operations, including fluctuations in foreign currencies; adverse economic, geopolitical and environmental conditions; the fluctuation of BlackBerry’s quarterly revenue and operating results; the volatility of the market price of BlackBerry’s common shares; and rising inflation.
These risk factors and others relating to BlackBerry are discussed in greater detail in BlackBerry’s Annual Report on Form 10-K and the “Cautionary Note Regarding Forward-Looking Statements” section of BlackBerry’s MD&A (copies of which filings may be obtained at www.sedar.com or www.sec.gov). All of these factors should be considered carefully, and readers should not place undue reliance on BlackBerry’s forward-looking statements. Any statements that are forward-looking statements are intended to enable BlackBerry’s shareholders to view the anticipated performance and prospects of BlackBerry from management’s perspective at the time such statements are made, and they are subject to the risks that are inherent in all forward-looking statements, as described above, as well as difficulties in forecasting BlackBerry’s financial results and performance for future periods, particularly over longer periods, given changes in technology and BlackBerry’s business strategy, evolving industry standards, intense competition and short product life cycles that characterize the industries in which BlackBerry operates. Any forward-looking statements are made only as of today and the company has no intention and undertakes no obligation to update or revise any of them, except as required by law.

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